EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 28, 2007, relating to the financial statements of GelTech Solutions, a division of Dyn-O-Mat, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

Sweeney, Gates & Co.

Fort Lauderdale, Florida

December 11, 2007